Pulse Biosciences, Inc. Announces Changes to its Rights Offering

HAYWARD, Calif. [Business Wire] – May 19, 2022 – Pulse Biosciences, Inc. (Nasdaq: PLSE) (the “Company” or “Pulse Biosciences”), a novel bioelectric medicine company commercializing the CellFX® System Powered by Nano-Pulse Stimulation™ (NPS™) technology, announced today two changes to its current rights offering. First, the Company has extended the expiration date of the rights offering from May 23, 2022 to May 26, 2022, at 5:00 p.m., Eastern Time (the “Expiration Date”). Second, the Company has amended the definition of “Alternate Price” in the rights offering to be the volume weighted average price of Pulse Biosciences common stock for the five trading day period through and including May 23, 2022. The rights offering has been registered with the Securities and Exchange Commission (the “SEC”) and a copy of the prospectus describing the rights offering can be obtained at the SEC’s website at www.SEC.gov.  All other terms and conditions of the rights offering remain the same as previously announced by the Company in the prospectus and Form 8-K filed by the Company with the SEC on May 4, 2022.

Pulse Biosciences has received reports that some brokers have imposed internal “cut-off” dates for participating in the rights offering as early as May 19, 2022, the date of the Company’s previously scheduled annual stockholder meeting. Accordingly, the Company’s Board of Directors has decided to extend the Expiration Date by three business days to allow all stockholders additional time through May 26, 2022 at 5:00 p.m., Eastern Time to exercise their subscription rights, subject to each stockholder’s applicable broker cut off date to subscribe. The Board of Directors has also decided to amend the Alternate Price so that stockholders will know the final subscription price before the new Expiration Date.

The subscription rights in the rights offering are non-transferrable and may only be exercised during the subscription period. The subscription period for the rights offering commenced on May 4, 2022.  The Company has now extended the Expiration Date for the rights offering to 5:00 p.m., Eastern Time, on Thursday, May 26, 2022. The Subscription Price will now equal the lesser of (i) $3.72 and (ii) the volume weighted average price of the Company’s common stock for the five trading days through and including May 23, 2022.  The amendments to the rights offering does not require those stockholders who have already subscribed to purchase Units under the rights offering to take any further action.

If exercising subscription rights through a broker, dealer, bank or other nominee, or online platform, rights holders should promptly contact their nominee or online platform, and submit subscription documents and payment for the rights subscribed for in accordance with the instructions and within the time period provided by such nominee, or online platform. The broker, dealer, bank, or other nominee will establish a deadline before May 26, 2022, by which time instructions to exercise subscription rights, along with the required subscription payment, must be received.  Based upon recent occurrences, stockholders who wish to participate in the rights offering are urged to contact their broker or online trading platform as soon as possible to confirm their deadline and also to determine whether the broker or online trading platform will be charging a transaction fee.

The rights offering is being made pursuant to the Company’s shelf registration statement on Form S-3, which became effective on August 21, 2020, and the prospectus supplement dated May 4, 2022 on file with the SEC containing the detailed terms of the rights offering. Before investing, eligible stockholders should read the prospectus and other documents the Company has filed with the SEC for more complete information about the Company and the rights offering. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer will be made only by means of a prospectus forming part of the registration statement.

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the potential to improve the quality of life for patients. The Company’s proprietary Nano-Pulse Stimulation technology delivers nano-second pulses of electrical energy to non-thermally clear cells while sparing adjacent non-cellular tissue. The CellFX® System is the first commercial product to harness the distinctive advantages of NPS technology to treat a variety of applications for which an optimal solution remains unfulfilled. The initial commercial use of the CellFX System is to address a range of dermatologic conditions that share high demand among patients and practitioners for improved dermatologic outcomes. Designed as a multi-application platform, the CellFX System offers customer value with a utilization-based revenue model. Visit pulsebiosciences.com to learn more.

To stay informed about the CellFX System, please visit CellFX.com and sign-up for updates.

Pulse Biosciences, CellFX, Nano-Pulse Stimulation, NPS and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to Pulse Biosciences’ expectations concerning customer adoption and future use of the CellFX System to address a range of dermatologic conditions, statements relating to the effectiveness of the Company’s NPS technology and the CellFX System to improve the quality of life for patients, and Pulse Biosciences’ expectations, whether stated or implied, regarding its rights offering, financing plans and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contacts:

Investors:

Pulse Biosciences

Sandra Gardiner, EVP and CFO

510.241.1077

IR@pulsebiosciences.com

or
Gilmartin Group
Philip Trip Taylor

415.937.5406
philip@gilmartinir.com

Rights Offering Information, Subscription and Warrant Agent:

Broadridge Corporate Issuer Solutions, Inc.

Attn: BCIS Re-Organization Dept.

P.O. Box 1317

Brentwood, NY 11717-0718

888.789.8409

shareholder@broadridge.com

Media:
Tosk Communications
Nadine D. Tosk

504.453.8344

nadinepr@gmail.com or

press@pulsebiosciences.com